UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 19, 2003
(Date of earliest event reported)

MICRO LINEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24758 (Commission File Number)	94-2910085 (IRS Employer Identification No.)

2050 Concourse Drive, San Jose, California 95131
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 433-5200

Item 5. Other Events.

     On May 19, 2003, Micro Linear Corporation (the “Company”) announced a corporate restructuring, which includes the elimination of approximately 37 positions and a consolidation of some functions at the Company’s San Jose facilities.

     A copy of the press release issued on May 19, 2003 is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 7. Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press Release dated May 19, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2003.

MICRO LINEAR CORPORATION

By /s/ MICHAEL W. SCHRADLE

Michael W. Schradle
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated May 19, 2003.